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            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the use and incorporation by reference of our reports dated February 22, 2010 on the financial statements (as listed at Exhibit A) of the RiverSource Variable Series Trust included in the Annual Reports for the period ended December 31, 2009, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 9 to the Registration Statement (Form N-1A, No. 333-146374) of the RiverSource Variable Series Trust.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 27, 2010

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                                    EXHIBIT A

LIST OF FUNDS

RiverSource Partners Variable Portfolio - Fundamental Value Fund
RiverSource Partners Variable Portfolio - Select Value Fund
RiverSource Partners Variable Portfolio - Small Cap Value Fund
RiverSource Variable Portfolio - Balanced Fund
RiverSource Variable Portfolio - Cash Management Fund
RiverSource Variable Portfolio - Core Equity Fund
RiverSource Variable Portfolio - Diversified Bond Fund
RiverSource Variable Portfolio - Diversified Equity Income Fund
RiverSource Variable Portfolio - Dynamic Equity Fund
Disciplined Asset Allocation Portfolios- Aggressive
Disciplined Asset Allocation Portfolios - Conservative
Disciplined Asset Allocation Portfolios - Moderate
Disciplined Asset Allocation Portfolios- Moderately Aggressive
Disciplined Asset Allocation Portfolios- Moderately Conservative
RiverSource Variable Portfolio - Global Bond Fund
RiverSource Variable Portfolio - Global Inflation Protected Securities Fund RiverSource Variable Portfolio - High Yield Bond Fund
RiverSource Variable Portfolio - Income Opportunities Fund
RiverSource Variable Portfolio - Mid Cap Growth Fund
RiverSource Variable Portfolio - Mid Cap Value Fund
RiverSource Variable Portfolio - S&P 500 Index Fund
RiverSource Variable Portfolio - Short Duration U.S. Government Fund Seligman Variable Portfolio - Growth Fund
Seligman Variable Portfolio - Larger-Cap Value Fund
Seligman Variable Portfolio - Smaller-Cap Value Fund
Threadneedle Variable Portfolio - Emerging Markets Fund
Threadneedle Variable Portfolio - International Opportunity Fund